 May 16, 2013

Judy Brown
Senior Manager - Contracts Research & Industrial Grants
Office of Research, Needles Hall Room 1043
University of Waterloo
200 University Ave W
Waterloo, ON  N2L 3G1

Re:          Amendment to Research Agreement between Waterloo, Thompson, and Senesco

Dear Ms. Brown:

Pursuant to the Research Agreement effective September 1, 1998, as amended on September 1, 2012 (the “Agreement”), copy attached, between the University of Waterloo (“Waterloo”), Dr. John E. Thompson (“Thompson”), and Senesco, Inc. (“Senesco”), Waterloo, Thompson and Senesco hereby agree to amend the Budget set forth in the Revised Budget for Year 15, effective September 1, 2012, to the amended Revised Budget for Year 15, attached hereto, effective July 1, 2013 through August 31, 2013 and (ii) that Article IV, Section A of the Agreement is hereby amended and restated in its entirety to read: “Senesco agrees to pay for the cost of work specified in the Budget as set forth in Exhibit A, which Budget may be revised from time to time upon mutual agreement of the Parties.  Payment shall be made according to the Payment Schedule provided in Exhibit B.  Payment is to be made by Senesco in Canadian dollars.”  The Amended Revised Budget for Year 15 supercedes and replaces the Budget for Year 15 of the Agreement for all work commencing on or after July 1, 2013.

Very truly yours,

Leslie J. Browne
President
Senesco, Inc.
Agreed and Accepted:

University of Waterloo

Dr. John Thompson, Ph.D.

REVISED BUDGET
YEAR 15

PERIOD:      July 1, 2013 – August 31, 2013

Salaries	Cdn $/Month	Cdn $/2 Months

Senior Research Associate
($90,000/year + 25% benefits)	$9,375.00	$18,750.00

Research Associate
($50,000/year + 25% benefits)	5,208.33	10,416.66

Research Associate
($50,000/year + 25% benefits)	5,208.33	10,416.66

Research Associate
($37,500/year + 25% benefits)	3,906.25	7,812.50

Supplies
Operating Expenses	8,000.00	16,000.00

Subtotal	31,697.91	63,395.82

Overhead
20% on total direct costs	6,339.59	12,679.18

TOTAL BUDGET	$38,037.50	$76,075.00